Exhibit 99.1

Contact Information: Investor Relations 941-556-2601 investor-relations@ropertech.com	Roper Technologies, Inc.

Roper Technologies Announces First Quarter Results
GAAP Revenue Increased 20%; Adjusted Revenue Increased 22%
Operating Cash Flow Increased to $378 Million

Sarasota, Florida, April 28, 2017 ... Roper Technologies, Inc. (NYSE: ROP), a diversified technology company, reported financial results for the first quarter ended March 31, 2017.

Roper reports results – including revenue, operating margin, net income and diluted earnings per share – on a GAAP basis and an adjusted basis.

First quarter GAAP revenue increased 20% to $1.09 billion and adjusted revenue grew 22% to $1.11 billion.  GAAP diluted earnings per share (DEPS) were $1.53 (+3%), while adjusted diluted earnings per share increased 17% to $2.11.

GAAP gross margin was 61.5% while adjusted gross margin was 62.2%. Operating cash flow increased to $378 million and adjusted EBITDA increased 18% to $362 million.

"Our businesses performed exceptionally well in the first quarter," said Brian Jellison, Roper's Chairman, President and CEO.  "Our significant revenue increase included 5% organic growth, as our software and medical businesses continued their strong performance and we benefited from improvement in industrial and energy markets. Growth was broad-based as revenue in each of our four segments increased organically in the quarter."

"Our cash flow performance was outstanding in the quarter with significant contributions from our recent application software acquisitions, Deltek and ConstructConnect, as well as strong execution across the enterprise. We are very pleased by our great start to 2017," concluded Mr. Jellison.

2017 Guidance

Roper is raising its full year 2017 guidance. The Company now expects full year Adjusted DEPS of $8.98 - $9.28, compared to previous guidance of $8.82 - $9.22.

For the second quarter of 2017, the Company expects Adjusted DEPS to be between $2.16 and $2.24.

The Company's guidance excludes the impact of future acquisitions or divestitures.

Conference Call to be Held at 8:30 AM (ET) Today

A conference call to discuss these results has been scheduled for 8:30 AM ET on Friday, April 28, 2017.  The call can be accessed via webcast or by dialing +1 877-857-6149 (US/Canada) or +1 719-325-4845, using confirmation code 4090618.  Webcast information and conference call materials will be made available in the Investors section of Roper's website (www.ropertech.com) prior to the start of the call. The webcast can also be accessed directly by using the following URL http://edge.media-server.com/m/p/skmkjsqe.  Telephonic replays will be available for up to two weeks and can be accessed by using the following registration URL https://event.replay with access code 4090618.

Use of Non-GAAP Financial Information

The Company supplements its consolidated financial statements presented on a GAAP basis with certain non-GAAP financial information to provide investors with greater insight, increase transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making.  Reconciliation of non-GAAP measures to their most directly comparable GAAP measures are included in the accompanying financial schedules or tables.  The non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated.

Table 1:  Revenue Growth Detail ($M)

	Q1 2017		Q1 2016		V %
GAAP Revenue	$1,086		$902		20%
Purchase accounting adjustment to acquired deferred revenueA,B	22	A	3	B
Rounding			1
Adjusted Revenue	$1,108		$906		22%

Components of Adjusted Revenue Growth
Organic					5%
Acquisitions					+18%
Foreign Exchange					(1)%
Total Adjusted Revenue Growth					22%

Table 2:  Reconciliation of Q1 2017 GAAP DEPS to Adjusted DEPS

	Q1 2017		Q1 2016
GAAP Diluted Earnings Per Share (DEPS)	$1.53		$1.48
Purchase accounting adjustment to acquired deferred revenueA,B	0.14	A	0.02	B
Purchase accounting adjustment for commission expenseC	(0.01	)C	-
Acquisition-related inventory step-up chargeD	-		0	D
Amortization of Acquisition-related intangible assets, after tax F	0.45	F	0.31	F

Adjusted DEPS	$2.11		$1.81

Table 3:  Q1 Free Cash Flow Reconciliation ($M)

	Q1 2017	Q1 2016	V %
GAAP Operating Cash Flow	$378	$207	+83%
Cash taxes related to 2015 sale of Abel Pump		37
Rounding		1
Adjusted Operating Cash Flow	$378	$245	+55%
Capital expenditures	(15)	(9)
Capitalized software expenditures	(3)	(1)
Rounding	-	(1)
Adjusted Free Cash Flow	$360	$234	+54%

Table 4:  Adjusted Gross Margin Reconciliation (M)

	Q1 2017		Q1 2016		V Bps
GAAP Revenue	$1,086		$902
Purchase accounting adjustment to acquired deferred revenueA,B	22	A	3	B
Rounding			1
Adjusted Revenue	$1,108		$906

GAAP Gross Profit	$668		$560
Purchase accounting adjustment to acquired deferred revenueA,B	22	A	3	B
Rounding	(1)
Adjusted Gross Profit	$689		$563

GAAP Gross Margin	61.5%		62.0%		(50) bps
Adjusted Gross Margin	62.2%		62.1%		+ 10 bps

Table 5:  Q1 EBITDA Reconciliation ($M)

	Q1 2017		Q1 2016		V %
GAAP Revenue	$1,086		$902
Purchase accounting adjustment to acquired deferred revenueA,B	22	A	3	B
Rounding			1
Adjusted Revenue	$1,108		$906

GAAP Net Earnings	$158		$151
Taxes	53		66
Interest expense	46		27
Depreciation	12		10
Amortization	73		50
Purchase accounting adjustment to acquired deferred revenue, pretaxA,B	22	A	3	B
Purchase accounting adjustment for prepaid commission expense, pretaxC	(2)
Acquisition-related inventory step-up charge, pretaxD	-		0	D
Rounding	-		-
Adjusted EBITDA	$362		$307		+18%
% of Adjusted Revenue	32.7%		34.0%

Table 6:  Forecasted Diluted Earnings Per Share (DEPS)

	Q2 2017				Full Year 2017
	Low End		High End		Low End		High End
GAAP DEPS	$1.62		$1.70		$6.86		$7.16
Purchase accounting adjustments to acquired deferred revenue and commissionsE	0.09	E	0.09	E	0.32	E	0.32	E
Amortization of acquisition-related intangible assets, after-taxF	0.45	F	0.45	F	1.80	F	1.80	F
Adjusted DEPS	$2.16		$2.24		$8.98		$9.28

A
Acquisition-related fair value adjustments to deferred revenue related to the acquisitions of CliniSys ($0.0M pretax, $0.0M after-tax), ConstructConnect ($5.3M pretax, $3.4M after-tax) and Deltek ($16.3M pretax, $10.6M after-tax).

B
Acquisition-related fair value adjustments to deferred revenue related to the acquisitions of Strata ($0.2M pretax, $0.1M after-tax), Softwriters ($0.0M pretax, $0.0M after-tax), Data Innovations ($0.7m pre-tax, $0.4M after-tax), On Center Software ($0.4M pretax, $0.3M after-tax), Aderant ($1.8M pretax, $1.2M after-tax), Atlas Medical ($0.1M pretax, $0.0M after-tax) and Clinisys ($0.1M pretax, $0.1M after-tax)

C	Purchase Accounting Adjustment for Commission Expense related to the acquisition of Deltek ($1.8M pretax, $1.2M after-tax),
D	Acquisition-related inventory step-up charge related to the acquisition of PCI Medical ($0.1M pretax, $0.1M after-tax)
E	Forecasted acquisition-related fair value adjustments to acquired deferred revenue and commissions of ConstructConnect and Deltek, as shown below ($M, except per share data)
	Q2 2017	FY 2017
Pretax	$15	$51
After-tax	$10	$33
Per Share	$0.09	$0.32

F
Actual results and forecast of estimated amortization of acquisition-related intangible assets ($M); For comparison purposes, prior period amounts are also shown below. Tax Rate of 35% applied to amortization in all periods.

	Q1 2016A	Q2 2016A	FY 2016A	Q1 2017A	Q2 2017E	FY 2017E
Pretax	$49	$50	$201	$72	$72	$286
After-tax	$32	$32	$131	$47	$47	$186
Per share	$0.31	$0.31	$1.27	$0.45	$0.45	$1.80

Roper Technologies, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (unaudited)
(Amounts in thousands)
	March 31,	December 31,
	2017	2016
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$730,666	$757,200
Accounts receivable	549,838	619,854
Inventories	191,426	181,952
Unbilled receivable	143,589	129,965
Other current assets	97,104	87,530
Total current assets	1,712,623	1,776,501

PROPERTY, PLANT AND EQUIPMENT, NET	144,113	141,318

OTHER ASSETS:
Goodwill and other intangible assets, net	12,268,952	12,302,985
Deferred taxes	30,300	30,620
Other assets	74,066	73,503
Total other assets	12,373,318	12,407,108

TOTAL ASSETS	$14,230,054	$14,324,927

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$152,638	$152,067
Accrued compensation	131,584	161,730
Deferred revenue	513,820	488,399
Other accrued liabilities	251,298	219,339
Income taxes payable	88,126	22,762
Current portion of long-term debt	401,072	400,975
Total current liabilities	1,538,538	1,445,272

NONCURRENT LIABILITIES:
Long-term debt	5,439,700	5,808,561
Deferred taxes	1,169,151	1,178,205
Other liabilities	111,875	104,024
Total liabilities	8,259,264	8,536,062

STOCKHOLDERS' EQUITY:
Common stock	1,039	1,036
Additional paid-in capital	1,518,213	1,489,067
Retained earnings	4,764,711	4,642,402
Accumulated other comprehensive earnings	(294,327)	(324,739)
Treasury stock	(18,846)	(18,901)
Total stockholders' equity	5,970,790	5,788,865

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$14,230,054	$14,324,927

Roper Technologies, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings (unaudited)
(Amounts in thousands, except per share data)

	Three months ended
	March 31,
	2017	2016

Net sales	$1,086,305	$902,423
Cost of sales	418,691	342,904

Gross profit	667,614	559,519

Selling, general and administrative expenses	409,358	314,528

Income from operations	258,256	244,991

Interest expense	45,865	27,413
Other expense	(1,047)	(129)

Earnings from continuing operations before
income taxes	211,344	217,449

Income taxes	53,273	66,033

Net Earnings	$158,071	$151,416

Earnings per share:
Basic	$1.55	$1.50
Diluted	$1.53	$1.48

Weighted average common and common
equivalent shares outstanding:
Basic	101,885	101,071
Diluted	103,078	102,318

Roper Technologies, Inc. and Subsidiaries
Selected Segment Financial Data (unaudited)
(Amounts in thousands and percents of net sales)

	Three months ended March 31,
	2017		2016
	Amount	%	Amount	%
Net sales:
Medical & Scientific Imaging	$348,235		$332,214
RF Technology	429,619		280,210
Industrial Technology	183,404		171,235
Energy Systems & Controls	125,047		118,764
Total	$1,086,305		$902,423

Gross profit:
Medical & Scientific Imaging	$251,930	72.3%	$246,897	74.3%
RF Technology	251,478	58.5%	160,365	57.2%
Industrial Technology	93,151	50.8%	86,020	50.2%
Energy Systems & Controls	71,055	56.8%	66,237	55.8%
Total	$667,614	61.5%	$559,519	62.0%

Operating profit*:
Medical & Scientific Imaging	$119,793	34.4%	$114,456	34.5%
RF Technology	88,984	20.7%	88,766	31.7%
Industrial Technology	53,613	29.2%	46,759	27.3%
Energy Systems & Controls	30,236	24.2%	24,182	20.4%
Total	$292,626	26.9%	$274,163	30.4%

Net Orders:
Medical & Scientific Imaging	$350,777		$343,850
RF Technology	441,289		281,125
Industrial Technology	195,316		178,905
Energy Systems & Controls	126,727		122,770
Total	$1,114,109		$926,650

* Operating profit is before unallocated corporate general and administrative expenses. These expenses were $34,370 and $29,172 for the three months ended March 31, 2017 and 2016, respectively.

Roper Technologies, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (unaudited)
(Amounts in thousands)

	Three months ended
	March 31,
	2017	2016

Net earnings	$158,071	$151,416
Non-cash items:
Depreciation	12,377	9,702
Amortization	72,998	49,549
Stock-based compensation expense	21,049	18,979
Income taxes	39,013	20,127
Changes in assets and liabilities:
Receivables	59,536	(14,059)
Inventory	(7,905)	(3,907)
Accounts payable	(2,009)	(1,273)
Accrued liabilities	34,094	(18,458)
Other, net	(9,007)	(5,004)
Cash provided by operating activities	378,217	207,072

Business acquisitions, net of cash acquired	(2,829)	(265,248)
Capital expenditures	(14,930)	(9,489)
Capitalized software expenditures	(3,169)	(665)
Other, net	(391)	1,446
Cash used in investing activities	(21,319)	(273,956)

Principal debt payments	-	(289)
Revolver payments, net	(370,000)	(160,000)
Dividends	(35,443)	(30,173)
Proceeds from stock-based compensation, net	7,576	690
Premium on convertible debt conversions	-	(915)
Other, net	782	505
Cash used in financing activities	(397,085)	(190,182)

Effect of exchange rate changes on cash	13,653	1,588

Net decrease in cash and equivalents	(26,534)	(255,478)
Cash and equivalents, beginning of period	757,200	778,511

Cash and equivalents, end of period	$730,666	$523,033